UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

BlackRock Monticello Debt Real Estate Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	000-56720	33-6595754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hudson Yards, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth below under Item 3.02 of this Current Report on Form 8-K (this “Current Report”) under the heading “Anchor Investment” is hereby incorporated by reference into this Item 1.01.

Item 3.02.	Unregistered Sales of Equity Securities.

Initial Retail Closing

In connection with the continuous private offering of BlackRock Monticello Debt Real Estate Investment Trust (the “Company”), on July 1, 2025, the Company sold an aggregate of 1,059,496.65907 common shares (the “Shares”) for aggregate consideration of approximately $26.5 million. The offer and sale of the Shares was exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder.

The following table details the Shares sold:

Title of Securities	Number of Shares Sold	Aggregate Consideration
Class F-I Common Shares	1,059,496.65907	$26,480,000.00

Anchor Investment

In addition to the Class F-I common shares referred to above, on July 1, 2025, the Company entered into subscription agreements (collectively, the “Anchor Subscription Agreements”) by and between the Company and certain unaffiliated investors (collectively, the “Anchor Investors”), pursuant to which the Anchor Investors agreed, from time to time, and on or before August 31, 2025, to purchase from the Company an aggregate amount of not less than $55.0 million in Class F-I common shares, at a price per share equal to either (i) where the Company has not yet calculated a net asset value (“NAV”) per share of the Class F-I common shares, the most recently determined NAV per share of the Class E common shares of the Company or (ii) after the date on which the Company calculates a NAV per share of the Class F-I common shares, the most recently determined NAV of its Class F-I common shares (the “Anchor Investment”). On July 1, 2025, pursuant to the terms of the Anchor Investment, the Company issued an aggregate of 1,100,308.08626 of its Class F-I common shares to the Anchor Investors at a price per share of $24.993 for an aggregate purchase price of $27.5 million. The offer and sale of the Class F-I common shares to the Anchor Investors was exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder.

The foregoing description of the Anchor Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreements, a form of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

In total, on July 1, 2025, the Company issued an aggregate of 2,159,804.74533 Class F-I Common Shares for aggregate consideration of $53,980,000.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on June 30, 2025, the Company executed its Third Amended and Restated Declaration of Trust (the “Declaration of Trust”) in connection with the initial retail closing of the offering of the Company’s common shares to persons other than the Company’s investment advisors and their affiliates, which amended and restated the Company’s Second Amended and Restated Declaration of Trust, dated May 6, 2025.

The foregoing description of the Declaration of Trust does not purport to be complete and is qualified in its entirety by reference to the Declaration of Trust, a copy of which is filed as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Item 8.01.	Other Events.

Effective on June 30, 2025, the board of trustees of the Company amended the Company’s share repurchase plan (the “Amended Share Repurchase Plan”) in connection with the Anchor Investment. The foregoing description of the Amended Share Repurchase Plan does not purport to be complete and is qualified in its entirety by reference to the Amended Share Repurchase Plan, a copy of which is filed as Exhibit 4.1 to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Third Amended and Restated Declaration of Trust of the Company, dated as of June 30, 2025

4.1	Amended Share Repurchase Plan, effective as of June 30, 2025

10.1	Form of Anchor Subscription Agreement

104	Cover Page Interactive Data File (embedded within the XBRL file)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock Monticello Debt Real Estate Investment Trust

By:	/s/ Robert P. Karnes
Name:	Robert P. Karnes
Title:	President

Dated: July 7, 2025